Exhibit 4.2

PROOF PROOF PROOF PROOF PROOF PROOF PROOF

NUMBER
IB

SHARES

IOVANCE
BIOTHERAPEUTICS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 462260 10 0

COMMON STOCK

THIS CERTIFIES THAT:

PROOF

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $0.000041666 PAR VALUE EACH OF

IOVANCE BIOTHERAPEUTICS, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

IOVANCE BIOTHERAPEUTICS, INC. CORPORATE SEAL DELAWARE

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
NEW YORK, NY
TRANSFER AGENT

BY:

AUTHORIZED OFFICER

PRESIDENT AND CHIEF EXECUTIVE OFFICER

SECRETARY AND TREASURER

© COLUMBIA PRINTING SERVICES, LLC

IOVANCE BIOTHERAPEUTICS, INC.

The Corporation is authorized to issue 200,000,000 shares, consisting of 150,000,000 shares of Common Stock, $0.000041666 par value per share, and 50,000,000 shares of Preferred Stock, $0.001 par value per share.

The Corporation will furnish without charge to each stockholder requesting the same a statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and of the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT -	....................Custodian....................
TEN ENT - as tenants by the entireties		(Cust) (Minor)
JT TEN - as joint tenants with right of		under Uniform Gifts to Minors
survivorship and not as tenants		Act ...................................................
in common		(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _______________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By
The Signature(s) must be guaranteed by an eligible guarantor institution
(Banks, Stockbrokers, Savings and Loan Associations and Credit Unions
with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.

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